Exhibit 23 (a)


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Post-Effective Amendment No. 1 to Registration Statement No. 33-12513 and in Registration Statement No. 33-49849 of Union Pacific Corporation on Forms S-8 of our report dated May 17, 1999 appearing in Exhibit 99(a) of Amendment No. 1 to the Annual Report on Form 10-K of Union Pacific Corporation for the year ended December 31, 1998.





DELOITTE & TOUCHE LLP

Omaha, Nebraska
June 24, 1999